FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT entered into as of August 6, 1998 by and between PRAEGITZER INDUSTRIES, INC., an Oregon corporation ("Borrower"), and KEYBANK NATIONAL ASSOCIATION ("Bank"), is as follows:

     1. Recitals. Borrower and Bank are parties to that certain Credit Agreement dated as of March 31, 1998 ("Agreement"). Borrower and Bank desire to revise the Agreement in the manner set forth herein.

     2. Definitions.

          (a) The following definitions are hereby added to the Agreement:

          "Praegitzer Trust" means Praegitzer Industries Trust I, a Delaware business trust.

          "Praegitzer Trust Transaction" means, (i) the formation by Borrower of the Praegitzer Trust, (ii) the purchase by Borrower of the common stock of the Praegitzer Trust, (iii) the purchase by the Praegitzer Trust of the subordinated debentures of Borrower, and (iv) the sale and issuance of the Trust Preferred Securities (defined in the Term Sheet) in accordance with the term sheet and description attached as Exhibit 1 (the "Term Sheet"), and the execution, delivery and performance of the Guarantee (defined in the Term Sheet) and Expense Agreement (defined in the Term Sheet) and other agreements as described or contemplated by the Term Sheet.

          "Senior Indebtedness" means all obligations owing from Borrower to Bank, including without limitation all Indebtedness evidenced by the Loan Documents, and any and all advances, debts, obligations, and liabilities of Borrower to Bank, whether nor or hereafter existing and however evidenced.

     3. Subordinated Debt. Section 7.17 is amended in its entirety to read as follows:

     During the period after the Closing Date and before January 1, 1999, Borrower shall issue not less than $25,000,000 of equity or subordinated debt, which debt shall be explicitly subordinated to all Senior Indebtedness on terms satisfactory to Bank in its sole discretion. Notwithstanding the foregoing, such subordinated debt may

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include among other things, subordinated debentures that may be purchased by the
Praegitzer Trust on terms substantially as set forth in the Term Sheet, which subordinated debentures shall be explicitly subordinated to all Senior Indebtedness. The Bank hereby consents to the Praegitzer Transaction on the terms substantially set forth on the Term Sheet, provided, however, that distributions payable on each Trust Preferred Security shall not be greater than 14% of the Liquidation Amount of $10 per Trust Preferred Security, and provided, further, that the Praegitzer Transaction may be materially less than $40,000,000.

     4. Guaranties. Section 8.8 is amended in its entirety to read follows:

     Except for (i) the guaranty by the Borrower of the obligations of the Praegitzer Trust and (ii) up to $5,000,000 of guaranties of the obligations of its Malaysian Subsidiary, guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments or deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower or any Subsidiary as security for, any liabilities or obligations of any other Person except any of the foregoing required by his Agreement.

     5. Transactions With Affiliates. Section 8.14 is amended in its entirety to read as follows:

     Except for the Praegitzer Trust Transaction, enter into any transaction directly or indirectly with or for any affiliate except in the ordinary course of business on a basis no less favorable to such affiliate than would be obtained in a comparable arm's length transaction with a Person not an affiliate involving assets that are not material to the business and operations of Borrower.

     6. Consent - Investments in Other Persons. Notwithstanding Section 8.6 of the Agreement and any other provisions of the Agreement to the contrary, Bank hereby consents to the Praegitzer Trust Transaction.

     7. Release. Borrower hereby waives any and all defenses, claims, counterclaims and offsets against Bank which may have arisen or accrued through the date of this First Amendment and acknowledges that Bank and its officers, agents and attorneys have made no representations or promises to Borrower except as specifically reflected in the Agreement as amended hereby.

     8. Effective Date. This First Amendment shall be effective upon the execution of this First Amendment by Borrower and Bank.

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     9. Ratification. Except as otherwise provided in this First Amendment, all of the provisions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     10. One Agreement. The Agreement, as modified by the provisions of this First Amendment, shall be construed as one agreement.

     11. Counterparts. This First Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement.

     12. Oregon Statutory Notice.

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, Borrower and Bank have caused this First Amendment to be executed as of the date first above written.

                                       PRAEGITZER INDUSTRIES, INC.


                                       By: SCOTT D. GILBERT
                                           -------------------------------------

                                       Title: Vice President and Treasurer
                                              ----------------------------------


                                       KEYBANK NATIONAL ASSOCIATION


                                       By: MARY K. YOUNG
                                           -------------------------------------
                                           Mary K. Young
                                       Title: Commercial Banking Officer
                                              ----------------------------------

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